Exhibit 99(i)
                                 Press Release

                        Dialysis Corporation of America
                                    Reports
            Fourth Quarter and Year Ended December 31, 2006 Results

Linthicum, Maryland, Wednesday, February 28, 2007 - Dialysis Corporation of America (NASDAQ-DCAI) announced its financial results for the fourth quarter and year ended December 31, 2006. Year end chronic patient census approximated 1,600, resulting in operating revenues for the fourth quarter of 2006 of $18,199,000 compared to $12,157,000 for the same period last year, a 50% increase. Net income for the quarter was $1,121,000 or $.12 per share ($.12 diluted per share) compared to $594,000 or $.06 per share ($.06 diluted per share) for the same period last year, representing an 89% increase in net income. Operating revenues for 2006 were $62,460,000 compared to $45,392,000 for the same period last year, a 38% increase. Net income for 2006 was $3,049,000 or $.32 per share ($.32 diluted per share) compared to $1,900,000 or $.22 per share ($.20 diluted per share) for 2005, representing a 61% increase in net income.

Stephen Everett, President and Chief Executive Officer, commented, "We are very pleased with our company's continued growth and performance throughout 2006. The hard work and dedication of our staff members and physicians have resulted in superior clinical and financial performance, as well as enhanced shareholder value. We acquired a Virginia center and two Maryland centers during 2006, in addition to opening two new centers, one in Georgia and one in Pennsylvania. We recently completed the acquisition of an Ohio center and are currently developing three additional centers. In addition, we have a solid pipeline of new opportunities that we anticipate will result in additional growth in the near future."

Financial results for 2006 included (i) operating revenues of approximately $1,054,000 during the fourth quarter and $1,752,000 for 2006 for our Toledo, Ohio subsidiary, which has been consolidated for financial reporting purposes since August 1, 2006, and (ii) pre-tax costs associated with the opening of new centers of $252,000 for the fourth quarter of 2006 and $1,423,000 for 2006. Non-cash stock compensation expense of $275,000 was included in our results of operations for 2006. Additionally, we incurred costs of approximately $230,000 for review and implementation of processes related to our internal control over financial reporting and hired an employee to monitor and update our internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting.

Dialysis Corporation of America currently owns or manages 33 free-standing operating kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia providing patients with a full range of quality in-center and at-home dialysis services, as well as providing in-hospital services in many of our markets.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, maintaining continued growth and profitability, delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2005. The historical results contained in this press release are not necessarily indicative of future performance of the company.

The company's press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the SEC are available on Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Stephen Everett, President and CEO of Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone No. (410) 694-0500.

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

                 DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                            2006         2005          2004
                                                            ----         ----          ----
Operating revenues:
  Sales
   Medical services revenue                             $61,138,963   $44,686,579   $40,449,562
   Product sales                                            891,242       206,941           ---
                                                        -----------   -----------   -----------
          Total sales revenues                           62,030,205    44,893,520    40,449,562
  Other income                                              430,033       498,257       536,434
                                                        -----------   -----------   -----------
                                                         62,460,238    45,391,777    40,985,996
                                                        -----------   -----------   -----------

Operating costs and expenses:
  Cost of sales
   Cost of medical services                              36,968,682    27,859,804    23,545,586
   Cost of product sales                                    549,590       119,327           ---
                                                        -----------   -----------   -----------
          Total cost of sales revenues                   37,518,272    27,979,131    23,545,586
  Selling, general and administrative expenses
   Corporate                                              6,460,309     4,674,367     4,870,851
   Facility                                               8,988,078     7,032,596     5,718,683
                                                        -----------   -----------   -----------
          Total                                          15,448,387    11,706,963    10,589,534
  Stock compensation expense                                275,438           ---           ---
  Depreciation and amortization                           2,319,070     1,748,738     1,498,987
  Provision for doubtful accounts                         1,198,995       571,016     1,197,905
                                                        -----------   -----------   -----------
                                                         56,760,162    42,005,848    36,832,012
                                                        -----------   -----------   -----------

Operating income                                          5,700,076     3,385,929     4,153,984

Other income (expense)
  Interest income on officer/director note                      ---         5,527         4,193
  Interest expense on note and advances payable
        to parent                                               ---      (157,591)      (55,996)
  Other income, net                                         100,968       217,821        86,753
                                                        -----------   -----------   -----------
                                                            100,968        65,757        34,950
                                                        -----------   -----------   -----------
Income before income taxes, minority and other
  equity interests and equity in affiliate earnings       5,801,044     3,451,686     4,188,934

Income tax provision                                      2,085,874     1,426,552     1,576,292
                                                        -----------   -----------   -----------

Income before minority and other equity interests
  and equity in affiliate earnings                        3,715,170     2,025,134     2,612,642

Minority and other equity interests in income
  of consolidated subsidiaries                             (919,739)     (454,214)     (681,385)

Equity in affiliate earnings                                253,765       328,732       282,946
                                                        -----------   -----------   -----------

          Net income                                    $ 3,049,196   $ 1,899,652   $ 2,214,203
                                                        ===========   ===========   ===========

Earnings per share:
  Basic                                                     $.32          $.22          $.27
                                                            ====          ====          ====
  Diluted                                                   $.32          $.20          $.25
                                                            ====          ====          ====

Weighted average shares outstanding:
  Basic                                                   9,484,926     8,769,399     8,256,282
                                                          =========     =========     =========
  Diluted                                                 9,575,733     9,266,905     8,783,857
                                                          =========     =========     =========

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

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                          SUPPLEMENTAL OPERATING DATA


                                                       Year Ended December 31,
                                                       -----------------------
                                                         2006          2005     Y/Y Change %
                                                         ----          ----     ------------
Operating data:
Treatments:
  Consolidated                                          205,750       163,689       25.7%
  Managed                                                14,343        15,483       (7.4)%
                                                        -------       -------
Total treatments                                        220,093       179,172       22.8%

Patient revenue per treatment                           $297.15       $273.00        8.8%
Non-acquired growth data:
  Non-acquired treatment growth                           10%            3%
  Non-acquired revenue per treatment change                8%          (9)%
  Non-acquired patient revenue growth                     19%          (6)%
Key clinical metrics:
  Treatment adequacy (% of pts with Kt/V
       greater than 1.2)                                 95.50%        94.50%
  Anemia management (% of pts with Hgb greater than 11)  81.20%        80.50%
  Venous access (% of pts with AVF)                      47.50%        43.00%

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